Exhibit 10.3
CBI NOMINEE AGREEMENT
Execution Copy
(Shareholder Representative)

THIS CBI NOMINEE AGREEMENT (the “Agreement”) is made and entered into as of March 28, 2017 by and between Independent Bank Group, Inc. (“IBG”) and LEP Carlile Holdings, LLC (the “Investor”).

RECITALS:

WHEREAS, IBG and Carlile Bancshares, Inc., Fort Worth, Texas (“CBI”), have entered into that certain Agreement and Plan of Reorganization, dated November 21, 2016 (the “Reorganization Agreement”), which provides for the acquisition of CBI by IBG through the merger (the “Merger”) of CBI with and into IBG. Terms with their initial letter capitalized and not otherwise defined herein shall have the meaning given them in the Reorganization Agreement;

WHEREAS, Independent Bank, McKinney, Texas, a Texas banking association, is a wholly-owned subsidiary of IBG (“Independent Bank”);

WHEREAS, the Reorganization Agreement contemplates that at least three individuals associated with CBI will be elected to the Board of Directors of IBG (the “IBG Board”) and the Board of Directors of Independent Bank (the “Bank Board” and together with the IBG Board, each a “Board” and collectively, the “Boards”);

WHEREAS, the CBI Nominee (as defined below) represents the interests of the Investor, which is a record holder of shares of CBI common stock;

WHEREAS, the Investor will receive IBG Shares pursuant to the Merger; and

WHEREAS, IBG and CBI acknowledge and agree that it is in the best interests of IBG for the CBI Nominee (as defined below) to serve as a director of IBG only for as long as the Investor owns a significant number of IBG Shares, as provided herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the covenants contained in the Reorganization Agreement and in this Agreement, IBG and the Investor agree as follows:

1.CBI Nominee. The Investor shall designate one (1) person (the “CBI Nominee”) to serve on the IBG Board during the term of this Agreement. The initial CBI Nominee will be Mark K. Gormley. The IBG Board shall nominate the CBI Nominee for election as a Class II director of IBG, as provided for in the Reorganization Agreement. At each meeting of shareholders for the election of directors at which the position to be occupied under this Agreement by the CBI Nominee on any Board is to be determined by shareholder action, and provided that the CBI Nominee complies with the governance and ethics policies of IBG then in place, the IBG Board shall: (a) cause the CBI Nominee to be recommended by the Corporate Governance and Nominating Committee (or any similar committee with authority to nominate director nominees, as applicable) for consideration by the IBG Board and to be nominated by the IBG Board for election as a director; (b) recommend that the shareholders vote for and in favor of the election of the CBI Nominee as a director, and use its commercially reasonable efforts to cause the election of the CBI Nominee to the IBG Board, including soliciting proxies for the election of the CBI Nominee to the same extent as it does, consistent with past practice, for any other IBG Board nominee for election as a director; and (c) request each then current member of the IBG Board to vote as a shareholder (as applicable) for approval of the CBI Nominee. If the CBI Nominee fails to comply with the governance and ethics policies of IBG and the Corporate Governance and Nominating Committee is unable to recommend the CBI Nominee for nomination for election as a director of IBG, IBG shall so notify the Investor and the Investor shall have the right to designate a substitute person as the CBI Nominee, who shall be deemed the CBI Nominee for all purposes and in all respects under this Agreement. In the event of the death, disability, resignation or removal of the CBI Nominee, IBG shall cause the prompt election to the IBG Board of a replacement director designated by the Investor to fill the resulting vacancy, and such individual shall be deemed the CBI Nominee for all purposes and in all respects under this Agreement. IBG’s obligation to nominate and recommend any such substitute person as a CBI Nominee shall be subject to such substitute person’s compliance with IBG’s governance and ethics policies in place from time to time, the appropriate review and approval by IBG’s Corporate Governance and Nominating Committee of such substitute person, and that such substitute person qualifies as an “independent” director as defined by applicable NASDAQ rules.

2.Termination Event. The Investor’s right under this Agreement to designate a CBI Nominee for nomination and election to the IBG Board shall terminate if the Investor (together with its Affiliates) no longer beneficially owns at least 50% of the aggregate number of shares of common stock of IBG (as adjusted appropriately from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other like changes in IBG’s capitalization) beneficially owned by the Investor (and its Affiliates) immediately following the effective time of the Merger (the “Termination Event”).  Following the occurrence of the Termination Event, upon the written request of the IBG Board, the Investor shall cause the CBI Nominee to resign from the IBG Board within ten (10) calendar days thereafter.

3.Corporate Opportunities. Each of the parties hereto acknowledges that the Investor, its Affiliates and their related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises that may have products or services which compete directly or indirectly with those of IBG and its subsidiaries, and may trade in the securities of such enterprise. The Investor, its Affiliates and their related investment funds shall not be precluded or in any way restricted (except as may be required by applicable law) from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of IBG or any of its subsidiaries. Without limiting the generality of the foregoing, the parties expressly acknowledge and agree that: (a) the Investor and its Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as IBG and its subsidiaries; and (b) in the event that the Investor or any of its Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for IBG or any of its subsidiaries, the Investor or its Affiliates shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to IBG or any of its subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to IBG or any of its subsidiaries or any other shareholders of IBG for breach of any duty (contractual or otherwise) by reason of the fact that the Investor, any of its Affiliates or any of their related investment funds, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not present such opportunity to IBG or its subsidiaries. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the CBI Nominee, as a director of IBG, will owe fiduciary duties to IBG.

4.Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

5.Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. An e-mail, facsimile or other electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

6.Entire Agreement. This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

7.Notices. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

8.GOVERNING LAW; JURISDICTION; VENUE. THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES HERETO ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND TEXAS STATE COURTS FOR COLLIN COUNTY, TEXAS IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OR LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE INVESTOR AGREES THAT EXCLUSIVE VENUE FOR ANY DISPUTE ARISING FROM THIS AGREEMENT SHALL BE THE FEDERAL AND TEXAS STATE COURTS FOR COLLIN COUNTY, TEXAS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[Signature Page to Follow]

[Signature Page to CBI Nominee Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INDEPENDENT BANK GROUP, INC.

By:     /s/ David R. Brooks
                            David R. Brooks
                            Chairman of the Board and CEO

INVESTOR:
LEP CARLILE HOLDINGS, LLC

                        By:     /s/ Mark K. Gormley
                            Mark K. Gormley
                            Partner

5